Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 12 of our report dated May 16, 2023, relating to the financial statements and financial highlights, which appears in PGIM US Real Estate Fund's Annual Report on Form N-CSR for the year ended March 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

May 24, 2023

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios 12 of our report dated May 16, 2023, relating to the financial statements and financial highlights, which appears in PGIM Short Duration Muni Fund's Annual Report on Form N- CSR for the year ended March 31, 2023. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

May 24, 2023